                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                           Damark International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                       [DAMARK INTERNATIONAL, INC. LOGO]

                                                                  March 10, 1998

To Our Shareholders:

    The Board of Directors of DAMARK International, Inc.-Registered Trademark-joins me in extending to you a cordial invitation to attend our 1998 Annual Meeting of Shareholders. The meeting will be held in the Ballroom East at The Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota 55402, at 10:30 a.m., Minneapolis Time, on Wednesday, April 15, 1998.

    In addition to voting on the matters described in the accompanying Proxy Statement, we will review DAMARK's 1997 business and discuss our direction for the coming years. There will also be an opportunity to discuss matters of interest to you as a shareholder.

    It is important that your shares be represented at the meeting whether or not you plan to attend in person. Therefore, please sign and return the enclosed proxy in the envelope provided. If you do attend the meeting and desire to vote in person, you may do so even though you have previously sent in a proxy.

    We hope that you will be able to attend the meeting and we look forward to seeing you.

                                          Sincerely,

                                          /s/ Mark A. Cohn

                                          Mark A. Cohn
                                          CHAIRMAN, PRESIDENT AND CHIEF
                                          EXECUTIVE OFFICER

Enclosures

                DAMARK INTERNATIONAL, INC.-REGISTERED TRADEMARK-
                           7101 WINNETKA AVENUE NORTH
                          MINNEAPOLIS, MINNESOTA 55428

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 15, 1998

                            ------------------------

DAMARK International, Inc.

To Our Shareholders:

    The 1998 Annual Meeting of Shareholders of DAMARK International, Inc. will be held at The Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota 55402, at 10:30 a.m., Minneapolis Time, on Wednesday, April 15, 1998 for the following purposes:

    1)  To elect three directors for three-year terms ending in the year 2001;

    2) To approve an amendment to the DAMARK International, Inc. 1991 Stock Option Plan, as amended (the "Option Plan"), to permit new options to be granted under the Option Plan with respect to shares as to which options have been exercised and to increase the number of shares of the Company's Class A Common Stock reserved for issuance from 1,200,000 shares to 1,600,000 shares;

    3) To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1998; and

    4) To transact such other business, if any, as may properly come before the meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on February 19, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

    YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE MEETING.

                                          /s/ Kim H. Plahn

                                          Kim H. Plahn
                                          SECRETARY

Minneapolis, Minnesota
March 10, 1998

                                PROXY STATEMENT
                                       OF
                           DAMARK INTERNATIONAL, INC.
                           7101 WINNETKA AVENUE NORTH
                          MINNEAPOLIS, MINNESOTA 55428

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 15, 1998

                            ------------------------

                               PROXIES AND VOTING

    This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of DAMARK International, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held at 10:30 a.m., Minneapolis Time, on April 15, 1998, at The Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota 55402. The meeting has been called for the purposes set forth in the notice of the meeting. Each shareholder entitled to vote at the Annual Meeting who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing or in open meeting. Unless so revoked, the shares represented by each proxy will be voted at the Annual Meeting and at any adjournments thereof. Presence at the Annual Meeting of a shareholder who has signed a proxy does not alone revoke that proxy. This Proxy Statement and the accompanying proxy were first mailed to shareholders on or about March 13, 1998.

    Only shareholders of record as of the close of business on February 19, 1998 will be entitled to vote at the Annual Meeting. At the close of business on February 19, 1998, the Company had 7,813,464 shares of Class A Common Stock, $.01 par value (the "Common Stock"), outstanding. Holders of Common Stock of record at the close of business on this date, voting together as a single class, will be entitled to one vote per share on (1) election of directors, (2) approval of an amendment to the Company's 1991 Stock Option Plan, as amended, (the "Option Plan"), to permit new options to be granted under the Option Plan with respect to shares as to which options have been exercised and to increase the number of shares of the Company's Common Stock reserved for issuance from 1,200,000 shares to 1,600,000 shares, (3) ratification of the appointment of the independent auditors for the fiscal year ending December 31, 1998, and (4) all other business to be transacted at the Annual Meeting.

    The affirmative vote, in person or by proxy, of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting, voting together as a single class, will be necessary for the adoption of proposals 1, 2 and 3 listed in the notice of the meeting. Broker non-votes are treated as not being present in person or by proxy at the Annual Meeting. Abstentions are treated as being present and, because the affirmative vote of a majority of the shares of Common Stock present is necessary for adoption of any proposal, the effect of an abstention is a vote against the proposal.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of February 19, 1998 by each shareholder known to the Company who then beneficially owned more than 5% of the outstanding shares of Common Stock, each director of the Company, each nominee for director, each executive officer named in the Summary Compensation Table set forth later in this Proxy Statement and all executive officers and directors as a group. As of February 19, 1998, there were 7,813,464 shares of Common Stock outstanding.

                                                                             AMOUNT AND
                                                                             NATURE OF
                                                                             BENEFICIAL        PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNERS(1)                                     OWNERSHIP         OWNERSHIP
----------------------------------------------------------------------    ----------------     ----------
Mark A. Cohn (2)......................................................       1,205,490(3)          15.36%
Heartland Advisors, Inc. (4)..........................................       1,678,500             21.48
SafeCo Asset Management Company (5)...................................         735,700              9.42
Manley Fuller Asset Management (6)....................................         547,700              7.01
Morgan Grenfell Capital Management, Inc. (7)..........................         521,300              6.67
Kent A. Arett (8).....................................................         111,500              1.41
Arlyn J. Lomen (2)....................................................          80,000(9)           1.01
Rodney C. Merry (2)...................................................          20,000(10)          0.26
Michael D. Moroz (2)..................................................          53,833(11)          0.68
Jeff G. Palkovich (2).................................................          73,000(12)          0.93
George S. Richards (2)................................................          40,000(13)          0.51
Thomas A. Cusick (14).................................................          60,000(15)          0.76
Jack W. Eugster (16)..................................................          60,000(17)          0.76
Stephen J. Hemsley (18)...............................................              --              0.00
Harold Roitenberg (19)................................................          60,000(17)          0.76
Ralph Strangis (20)...................................................          90,000              1.14
Joel N. Waller (21)...................................................          60,000(15)          0.76
All executive officers and directors as a group (13 Persons)..........       1,910,322(22)         22.34%

------------------------

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and generally includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable are deemed outstanding for computing the percentage of ownership for the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) The address of Messrs. Cohn, Lomen, Merry, Moroz, Palkovich and Richards is 7101 Winnetka Avenue North, Minneapolis, Minnesota 55428.

(3) On January 30, 1998, Mr. Cohn assigned to the Company an option to acquire 456,548 shares of Common Stock from David A. Russ, a former officer who has retired from the Company. The option must be exercised by the Company by June 1, 1998 at an exercise price of $8.95 per share as of January 30, 1998 which increases incrementally to $9.18 per share on June 1, 1998. Mr. Cohn will vote such shares at the Annual Meeting of Shareholders in accordance with the recommendations of the Board of Directors. Includes 27,520 shares held in trust for the benefit of Mr. Cohn's children for which Mr. Cohn disclaims any beneficial ownership interest. Includes 33,333 shares of Common Stock which can be purchased at $9.00 per share pursuant to vested options. Does not include 66,667 shares of Common Stock which can be purchased at $9.00 per share pursuant to options vesting equally in December 1998 and 1999. Does not include 400,000 shares of Common Stock which can be purchased at $10.00 per share pursuant to non-statutory options vesting equally in January 1999, 2000, 2001, 2002 and 2003, which were not granted under the Option Plan described under Proposal No. 2.

(4) The address of Heartland Advisors, Inc. is 790 North Milwaukee Street, Milwaukee, Wisconsin 53202. The information set forth herein is based on a
    Schedule 13G dated January 27, 1998 filed with the Securities and Exchange Commission.

(5) The address of SafeCo Asset Management Company is 601 Union Street, Suite 2500, Seattle, Washington 98101. The information set forth herein is based on a Schedule 13G dated February 10, 1998 filed with the Securities and Exchange Commission.

(6) The address of Manley Fuller Asset Management, Inc. is 1185 Avenue of the Americas, 30th Floor, New York, NY 10036. The information set forth herein is based on a Schedule 13F dated January 15, 1998 filed with the Securities and Exchange Commission.

(7) The address of Morgan Grenfell Capital Management, Inc. is 885 Third Avenue, Suite 3200, New York, NY 10022. The information set forth herein is based on a Schedule 13F dated February 18, 1998 filed with the Securities and Exchange Commission.

(8) The address of Mr. Arett is 1025 North Euclid Avenue, Oak Park, Illinois 60302. Includes 50,000 shares of Common Stock which can be purchased at $21.25 per share, 30,000 shares of Common Stock which can be purchased at $10.00 per share and 20,000 shares of Common Stock which can be purchased at $5.875 per share, each pursuant to vested options.

(9) Includes 80,000 shares of Common Stock which can be purchased at $6.625 per share pursuant to vested options. Does not include 10,000 shares of Common Stock which can be purchased at $6.625 per share pursuant to options vesting in January 1999.

(10) Includes 11,667 shares of Common Stock which can be purchased at $9.00 per share and 8,333 shares of Common Stock which can be purchased at $12.75 per share, each pursuant to vested options. Does not include 23,333 shares of Common Stock which can be purchased at $9.00 per share pursuant to options vesting equally in December 1998 and 1999 and 16,667 shares of Common Stock which can be purchased at $12.75 per share pursuant to options vesting equally in September 1998 and 1999.

(11) Includes 3,000 shares of Common Stock which can be purchased at $5.00 per share, 13,333 shares of Common Stock which can be purchased at $5.875 per share, 7,500 shares of Common Stock which can be purchased at $7.75 per share and 30,000 shares of Common Stock which can be purchased at $14.50 per share, each pursuant to vested options. Does not include 6,667 shares of Common Stock which can be purchased at $5.875 per share pursuant to options vesting in August 1998, and 29,500 shares of Common Stock which can be purchased at $13.625 per share pursuant to options vesting equally in October 1998, 1999 and 2000.

(12) Includes 65,000 shares of Common Stock which can be purchased at $1.3125 per share and 8,000 shares of Common Stock which can be purchased at $5.00 per share, each pursuant to vested options.

(13) Includes 40,000 shares of Common Stock which can be purchased at $7.50 per share pursuant to vested options. Does not include 20,000 shares of Common Stock which can be purchased at $7.50 per share pursuant to options vesting in December 1998, and 30,000 shares of Common Stock which can be purchased at $13.625 per share pursuant to options vesting equally in October 1998, 1999 and 2000.

(14) The address of Mr. Cusick is 801 Marquette Avenue, Minneapolis, Minnesota 55402.

(15) Includes 60,000 shares of Common Stock which can be purchased at $7.75 per share pursuant to vested options.

(16) The address of Mr. Eugster is 10400 Yellow Circle Drive, Minnetonka, Minnesota 55343.

(17) Includes 60,000 shares of Common Stock which can be purchased at $5.00 per share pursuant to vested options.

(18) The address of Mr. Hemsley is 9900 Bren Road East, Minnetonka, Minnesota 55343. Does not include 40,000 shares of Common Stock which can be purchased at $14.25 per share pursuant to options vesting equally in June 1998, 1999 and 2000.

(19) The address of Mr. Roitenberg is 5500 Wayzata Boulevard, Suite 1065, Minneapolis, Minnesota 55416.

(20) The address of Mr. Strangis is 5500 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota 55402. Includes 60,000 shares of Common Stock which can be purchased at $5.00 per share and 30,000 shares of Common Stock which can be purchased at $6.625 per share pursuant to vested options.

(21) The address of Mr. Waller is 7401 Boone Avenue North, Brooklyn Park, Minnesota 55428.

(22) Includes an aggregate of 737,166 shares of Common Stock that are subject to options from the Company currently exercisable or which will be exercisable by May 16, 1998 by all executive officers and directors. Does not include 4,446 common stock equivalents credited to certain directors who have elected to participate in the Company's Deferred Compensation Plan for Non-Employee Directors as of December 31, 1997. Directors have no voting rights with respect to the common stock equivalents until distribution of Common Stock upon the termination of services or death of the director or in the event of a change in control.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

    Three directors are to be elected at the Annual Meeting for three year terms. The Restated Articles of Incorporation of the Company provide for no less than six and no more than nine directors divided as equally as possible into three classes of directors. The Board of Directors proposes the following three nominees for the three year term expiring at the Company's Annual Meeting of Shareholders in the year 2001 or until their successors are duly elected:

Mark A. Cohn           --      Chairman, President and Chief Executive Officer of the Company

Stephen J. Hemsley     --      Senior Executive Vice President of United Healthcare
                               Corporation

Ralph Strangis         --      Member of the law firm of Kaplan, Strangis and Kaplan, P.A., counsel to the Company

    Except where authority has been withheld by a shareholder, the enclosed proxy will be voted for the election of the three nominees to the Company's Board of Directors. The Board of Directors unanimously recommends a vote FOR the proposal to elect the nominees as directors of the Company. In the event any one or more of the above named nominees shall unexpectedly become unavailable before election, votes will be cast pursuant to authority granted by the enclosed proxy for such person or persons as may be designated by the Board of Directors.

INFORMATION CONCERNING NOMINEES AND DIRECTORS

    MARK A. COHN (40) has been a director of the Company since its inception in 1986. He is a founder of the Company and has been the Chief Executive Officer since 1986. Mr. Cohn was elected as a director of the Company at its Annual Meeting of Shareholders in 1995 for a term expiring at the Annual Meeting of Shareholders in 1998.

    STEPHEN J. HEMSLEY (45) has been a director of the Company since June 1997. Mr. Hemsley has been Senior Executive Vice President of United Healthcare Corporation since June 1997. Prior to Mr. Hemsley's appointment at United Healthcare, he served 23 years with Arthur Andersen LLP, his last position being Managing Partner, Strategy and Planning, and Chief Financial Officer for Arthur Andersen Worldwide. Mr. Hemsley was elected as a director of the Company by the Board of Directors in June 1997.

    RALPH STRANGIS (61) has been a director of the Company since February 1991; he was elected Lead Director in May 1995. Mr. Strangis has been a member of the law firm of Kaplan, Strangis and Kaplan, P.A., counsel to the Company, for more than five years. Mr. Strangis is also a director for the following public companies: TCF Financial Corporation, the parent company of TCF Bank Minnesota, fsb ("TCF Bank"); and Life USA Holding, Inc., a life insurance holding company. Mr. Strangis was elected as a director of the Company at its Annual Meeting of Shareholders in 1995 for a term expiring at the Annual Meeting of Shareholders in 1998.

    THOMAS A. CUSICK (53) has been a director of the Company since May 1993. Mr. Cusick has been Chief Operating Officer of TCF Financial Corporation since January 1997 and Vice Chairman since January 1993. Prior thereto, he was President and Chief Operating Officer of TCF Financial Corporation since its formation in 1987. Mr. Cusick was also elected Chairman of TCF Bank, a federally-chartered stock savings bank and a wholly-owned subsidiary of TCF Financial Corporation, in January 1997 and has served as Chief Executive Officer of TCF Bank since 1993. He served as Vice Chairman of TCF Bank from 1991 to January 1997 and prior thereto as Executive Vice President and the Director of Banking Services of TCF Bank. Currently, he serves as a director of TCF Financial Corporation and TCF Bank. Mr. Cusick was elected as a director of the Company at its Annual Meeting of Shareholders in 1996 for a term expiring at the Annual Meeting of Shareholders in 1999.

    JACK W. EUGSTER (52) has been a director of the Company since February 1991 and has been Chairman and Chief Executive Officer of Musicland Stores Corporation for more than five years. Mr. Eugster is also a director of Donaldson Co., a manufacturer of filtration devices; ShopKo, Inc., a regional discount store chain; Jostens, Inc., a marketer of school merchandise; and MidAmerican Energy Co., a public utility. Mr. Eugster was elected as a director of the Company at its Annual Meeting of Shareholders in 1997 for a term expiring at the Annual Meeting of Shareholders in 2000.

    HAROLD ROITENBERG (71) has been a director of the Company since February 1991. Since 1982, Mr. Roitenberg has been a private investor. From 1979 to 1982, Mr. Roitenberg was the Chairman of Modern Merchandising, Inc., a catalog showroom operator. Mr. Roitenberg is also currently a director of Service Merchandise Company, Inc., a catalog showroom operator. Mr. Roitenberg was elected as a director of the Company at its Annual Meeting of Shareholders in 1997 for a term expiring at the Annual Meeting of Shareholders in 2000.

    JOEL N. WALLER (58) has been a director of the Company since May 1993. Mr. Waller has been Chairman of Wilsons The Leather Experts, a specialty retailer with over 500 stores nationwide, since 1992 and served as its President from 1983 to 1992. Mr. Waller was Vice President of Melville Corporation, a retail conglomerate, from 1986 to 1996. Currently Mr. Waller is a director of Grand Casinos, Inc., a gaming company, and Rainforest Cafe, Inc., a specialty restaurant chain. Mr. Waller was elected as a director of the Company at its Annual Meeting of Shareholders in 1996 for a term expiring at the Annual Meeting of Shareholders in 1999.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During 1997, the Board of Directors held four meetings and took three actions by unanimous written consent. Each director attended at least 75% of the meetings of the Board of Directors and any committee on which such director served.

    The Board of Directors has an Audit Committee and a Compensation Committee but does not have a Nominating Committee. The Audit Committee reviews with the Company's independent auditors the annual financial statements of the Company and the Company's internal controls and financial management practices. The Audit Committee also recommends the appointment of the independent auditors for the Company. Messrs. Cusick, Eugster and Strangis serve on the Audit Committee which met twice during 1997. The Compensation Committee, among other matters, reviews the compensation arrangements for the officers of the Company and administers the Company's 1991 Stock Option Plan. Messrs. Hemsley, Roitenberg and Waller serve on the Compensation Committee which did not meet during 1997, but which took twelve actions by unanimous written consent.

BOARD OF DIRECTORS COMPENSATION

    Directors who are not employees of the Company (Messrs. Cusick, Eugster, Hemsley, Roitenberg, Strangis and Waller) receive an annual director fee of $10,000, plus a committee meeting fee of $1,000 per committee meeting which is held on a date other than a date of a Board of Directors meeting. Directors who are not employees or officers of the Company may participate, at their election, in the Company's Deferred Compensation Plan for Non-Employee Directors, pursuant to which director fees deferred by the director are converted into common stock equivalents distributable to the director as Common Stock upon termination of services or death of the director or in the event of a change in control. As indicated in the above Beneficial Ownership Table, the non-employee directors of the Company have certain stock options which were granted to them when they were first elected directors and, in the case of Mr. Strangis, when he was elected the Lead Director. Non-employee director options were granted at fair market value on the date of grant and become exercisable in three equal installments on the anniversary date of the grant. As the Lead Director, Mr. Strangis has been elected by the non-employee directors to address on behalf of the Board of Directors various governance matters. On January 30, 1998, the Board of Directors adopted a Director Stock Purchase Plan pursuant to which the non-employee directors may purchase up to 50,000 shares of Common Stock from the Company at a price per share equal to the average last reported sale price for the Company's Common Stock for the twenty trading days preceding the date of purchase.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning the compensation paid by the Company to the Company's Chief Executive Officer, each of the five other highest compensated executive officers of the Company (as determined as of the end of the Company's most recent fiscal year) and one additional individual who was no longer an executive officer of the Company at December 31, 1997, for each of the fiscal years ended December 31, 1995, 1996 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                                   COMPENSATION
                                                             ANNUAL COMPENSATION                      AWARDS
                                              -------------------------------------------------    -------------
                                                                                      OTHER         SECURITIES
                                                                                     ANNUAL         UNDERLYING        ALL OTHER
                                                        SALARY         BONUS      COMPENSATION       OPTIONS/       COMPENSATION
NAME AND PRINCIPAL POSITION                   YEAR       ($)          ($) (1)        ($) (2)         SARS (#)          ($) (3)
--------------------------------------------  ----   ------------    ---------    -------------    -------------    -------------
Mark A. Cohn................................  1997   $    475,000    $  --        $    --               --          $    --
  Chairman, President and                     1996        400,000      400,000         --               100,000(4)       --
  Chief Executive Officer                     1995        400,000       --             --               --               --

Arlyn J. Lomen..............................  1997        250,000       --             --               --                 1,440
  Senior Vice President--                     1996        250,000      225,000         --                30,000(5)         1,250
  Finance and Administration Group,           1995        126,154(5)    --             --                60,000(5)       --
  Chief Financial Officer

Kent A. Arett...............................  1997        245,192       --             --               --               251,440
  Senior Vice President--                     1996        250,000      225,000         --               --                 1,698
  Information Systems and Operations Group    1995        192,789       --              38,288           30,000(6)         2,288

Michael D. Moroz............................  1997        209,808       --             --                29,500(8)         1,440
  Senior Vice President Marketing--           1996        175,000      140,000         --               --                 1,490
  Products & Services Group                   1995        146,154       --             --                20,000(6)         1,582

George S. Richards..........................  1997        209,808       --             --                30,000(8)        45,947
  Senior Vice President Marketing--           1996        175,673      140,000         --               --               281,211
  Customers & Clients Group                   1995        -- (9)        --             --                60,000(9)      ---

Rodney C. Merry.............................  1997        155,000       --             --               --                 3,081
  Vice President--Information Systems         1996         70,832       33,177         --                35,000(7)           235
                                              1995        121,154        8,475         --                25,000(7)           730

Jeff G. Palkovich...........................  1997        150,000       --             --               --                   385
  Vice President Marketing--                  1996        150,000      120,000         --               --                   492
  Teleservices Group                          1995        150,000       --             --               --                 1,620

------------------------------

(1) Reflects bonus earned during the fiscal year, although all or a portion of the bonus may have been paid during the next fiscal year. No bonuses were paid to the Company's executive officers in 1995 or 1997.

(2) Other Annual Compensation consists of living allowances, automobile allowances and related reimbursements. Pursuant to the rules of the Securities and Exchange Commission, personal benefits are not shown if the aggregate amount is not larger than the lesser of (i) 10% of total annual salary and bonus or (ii) $50,000.

(3) Amounts represent the Company's matching contribution for each respective executive's individual contributions to the Company's 401(k) Plan, except for Mr. Richards whose 1996 and 1997 amounts represent the forgiveness of a personal loan in the principal amount of $50,000 and costs and expenses of $210,000 relating to Mr. Richards relocation to the Minneapolis area including an amount covering the loss on the sale of his residence, costs of moving and reimbursement of temporary living expenses; Mr. Richards 1997 amount also include the Company matching contribution for his contributions to the Company's 401(K) plan. Mr. Arett's 1997 amount represents a severance payment and the Company matching contribution for his contributions to the Company's 401(K) plan.

(4) The exercise price of the options is $9.00 per share; the options vest in equal installments in December 1997, 1998 and 1999.

(5) In connection with his commencement of employment with the Company in May 1995, Mr. Lomen received options to purchase 60,000 shares of Common Stock at $6.625 per share vesting in equal installments in May 1996, 1997 and 1998. In connection with his election as a Senior Vice President of the Company in January 1996, Mr. Lomen was granted an option to purchase 30,000 shares of Common Stock at $6.625 per share vesting in equal installments in January 1997, 1998 and 1999. Mr. Lomen resigned as an officer of the Company on February 9, 1998, but will remain an employee of the Company at least through August 17, 1998.

(6) The exercise price of the options is $5.875 per share; the options vest in equal installments in August 1996, 1997 and 1998. Due to his resignation as an officer and employee of the Company on December 22, 1997, Mr. Arett's vested options will expire on March 22, 1998, if not exercised prior to that date.

(7) Mr. Merry commenced his employment with the Company in February 1994, but was not employed by the Company from February through September 1996. At the time of his re-employement, Mr. Merry received options to purchase 25,000 shares of Common Stock at $12.75 per share vesting in equal installments in September 1997, 1998 and 1999. In connection with his election as a Vice President of the Company in December 1996, Mr. Merry was granted an option to purchase 35,000 shares of Common Stock at $9.00 per share vesting in equal installments in December 1997, 1998 and 1999.

(8) The exercise price of the options is $13.625 per share; the options vest in equal installments in October 1998, 1999 and 2000.

(9) In connection with his commencement of employment with the Company on December 29, 1995, Mr. Richards received options to purchase 60,000 shares of Common Stock at $7.50 per share vesting in equal installments in December 1996, 1997 and 1998.

    The Company has not made any restricted stock grants to any of the executive officers named in the Summary Compensation Table.

OPTION GRANTS DURING FISCAL YEAR ENDED DECEMBER 31, 1997

    The following table summarizes information relating to options granted during the fiscal year ended December 31, 1997 to the executive officers named in the Summary Compensation Table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE
                                                                                                        VALUE
                                                  PERCENT OF                                      AT ASSUMED ANNUAL
                                   NUMBER OF         TOTAL                                      RATES OF STOCK PRICES
                                  SECURITIES     OPTIONS/SARS                                      APPRECIATION FOR
                                  UNDERLYING      GRANTED TO     EXERCISE OR                         OPTION TERM
                                 OPTIONS/SARS    EMPLOYEES IN    BASE PRICE     EXPIRATION     ------------------------
NAME                              GRANTED (#)     FISCAL YEAR      ($/SH)          DATE          5% ($)      10% ($)
-------------------------------  -------------  ---------------  -----------  ---------------  ----------  ------------
Mark A. Cohn...................       --              --             --             --             --           --
Arlyn J. Lomen.................       --              --             --             --             --           --
Kent A. Arett..................       --              --             --             --             --           --
Michael D. Moroz...............       29,500            11.7%     $  13.625    October 2007    $  654,719  $  1,042,522
George S. Richards.............       30,000            11.9%     $  13.625    October 2007    $  665,811  $  1,060,192
Rodney C. Merry................       --              --             --             --             --           --
Jeff G. Palkovich..............       --              --             --             --             --           --

    All of the above option grants vest in equal installments on the first three anniversaries of the date of grant, subject to continued employment with the Company.

OPTION EXERCISES AND YEAR-END VALUE TABLE

    The following table summarizes information relating to options exercised in 1997 and unexercised stock options as of December 31, 1997 of the executive officers named in the Summary Compensation Table. There were no stock appreciation rights (SARs) outstanding at December 31, 1997.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                    NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED              IN-THE-MONEY
                                     SHARES                           OPTIONS/SARS AT                OPTIONS/SARS AT
                                   ACQUIRED ON                     DECEMBER 31, 1997 (#)        DECEMBER 31, 1997 ($) (1)
                                    EXERCISE        VALUE       ----------------------------   ----------------------------
NAME                                   (#)       REALIZED ($)   EXERCISABLE / UNEXERCISABLE    EXERCISABLE / UNEXERCISABLE
---------------------------------  -----------   ------------   ----------------------------   ----------------------------
Mark A. Cohn.....................      --            --               33,333/ 66,667               $ 25,000/ $ 50,000
Arlyn J. Lomen...................      --            --               50,000/ 40,000               $156,250/ $125,000
Kent A. Arett....................      --            --              100,000/  --                  $ 77,500/    --
Michael D. Moroz.................      --            --               53,833/ 36,167               $ 80,915/ $ 25,835
George S. Richards...............      --            --               40,000/ 50,000               $ 90,000/ $ 45,000
Rodney C. Merry..................      --            --               20,000/ 40,000               $  8,750/ $ 17,500
Jeff G. Palkovich................      --            --               73,000/  --                  $586,000/    --

------------------------

(1) The dollar amount represents the positive spread between the exercise price of options and the year end price per share. The price per share of the Company's Common Stock on the Nasdaq National Market tier of The Nasdaq Stock Market on December 31, 1997, the last trading day of the year, was $9.75 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN
  RELATIONSHIPS

    None of the three directors who serve on the Company's Compensation Committee (Messrs. Hemsley, Roitenberg and Waller) is or has been an executive officer of the Company.

    Ralph Strangis, a director of the Company, is also a member of the law firm of Kaplan, Strangis and Kaplan, P.A. which provided legal services to the Company in 1997 for an amount which was not greater than 5% of the Company's or the firm's gross annual revenues. The firm has also been retained by and will render legal services to the Company in 1998. Jack W. Eugster, a director of the Company, is also the Chairman and Chief Executive Officer of Musicland Stores Corporation, the parent company of SunCoast Motion Picture Company, one of the third-party marketing partners providing benefits to the Company's Preferred Buyers' Club and Insiders club members at no cost to the Company.

EMPLOYMENT CONTRACTS, SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

    The Company has entered into an employment agreement, as amended, with Mark
A. Cohn in connection with Mr. Cohn's employment as Chairman, President and Chief Executive Officer of the Company which provides that Mr. Cohn's employment may not be terminated by the Company before December 31, 2000 other than for cause; in addition, the employment term automatically extends for one year on each January 1, commencing January 1, 1999, unless notice of non-extension is given. Mr. Cohn's minimum annual base salary during the term of the employment agreement is $475,000 and Mr. Cohn is eligible to receive incentive compensation under the Company's management incentive plan. Mr. Cohn's employment agreement provides for the payment of severance benefits in the event of termination of employment under certain circumstances. Prior to a change in control (as defined) or following 24 months after a change in control, in the event of a termination of Mr. Cohn's employment by the Company without cause (as defined) or by Mr. Cohn with good reason (as defined), Mr. Cohn is entitled to receive his base salary for 36 months, a bonus based on the average of the last two years' bonus and continued participation in the Company's benefit plans for the balance of the term of the employment agreement. In the event of a termination of Mr. Cohn's employment prior to a change in control by the Company for cause or by Mr. Cohn's voluntary resignation, Mr. Cohn's compensation and benefits shall be as determined in the Company's applicable benefit plans and policies, except that in the event of voluntary resignation by Mr. Cohn, he shall be entitled to receive a pro rata portion of the bonus for the year of resignation. Within 24 months following a change in control, if Mr. Cohn's employment is terminated by the Company without cause or by Mr. Cohn with good reason (including termination by Mr. Cohn regardless of reason within the 60-day period immediately following the first anniversary of a change in control and including death or disability within one year after a change in control), Mr. Cohn is entitled to receive a lump sum payment equal to three times his annual salary, a bonus based on the average of the last two years' bonus plus a pro rata portion of the bonus for the year of termination, continued participation in the Company's benefits plans for three years, a lump sum payment of the value of forfeited stock incentives, a lump sum payment for the unvested portion of all other deferred benefits and a full gross-up payment for excise taxes. Following a change in control, if Mr. Cohn's employment is terminated by the Company with cause or by Mr. Cohn without good reason, Mr. Cohn's compensation and benefits shall be as determined under the Company's applicable benefit plans and policies. Under the employment agreement, Mr. Cohn has agreed not to compete with the Company during the term of his employment and, in the event he voluntarily resigns or the Company terminates his employment for cause, for a period of the longer of one year after such termination or the balance of the term of the employment agreement. In the event of a change in control, Mr. Cohn has agreed not to compete with the Company for a period of one year regardless of the reason for termination. In addition, Mr. Cohn has made certain nonsolicitation and nondisparagement agreements for a three-year period following termination prior to a change in control and for a one-year period following termination after a change in control.

    The Company and Mr. Cohn have entered into an agreement providing Mr. Cohn's estate the right to require the Company to repurchase all or a portion of Mr. Cohn's shares of Common Stock in the event of his death based on and at the then current market price, up to an aggregate amount of $5,000,000. The Company carries insurance on Mr. Cohn's life in excess of its obligation under this repurchase agreement. The agreement also provides that Mr. Cohn's shares after his death are subject to a right of first refusal in favor of the Company before any transfer can be made of such shares except for transfers to a family member or trust for the benefit of a family member, a registered public offering, or any sale made pursuant to Rule 144. In addition, the agreement provides Mr. Cohn with piggyback registration rights so long as he owns more than 250,000 shares of the Company's Common Stock. The agreement terminates if the number of shares beneficially owned by Mr. Cohn is less than 5% of the outstanding shares of Common Stock.

    The Company has entered into a severance agreement with Mr. Merry, an executive officer of the Company. Prior to a change in control (as defined), in the event of a termination of the executive's employment by the Company without cause (as defined) or by voluntary resignation of the executive, the executive is entitled to receive his base salary for 24 months, a pro rata bonus for the year of termination if the executive terminates on or after July 1 in any year, continued participation in the Company's benefit plans for 24 months and outplacement services, provided that if the executive voluntarily resigns the Company has the option to waive the noncompete covenants of the agreement and pay no severance benefits, modify the term of the noncompete covenants to one year and pay 50% of the severance benefits or pay all severance benefits and receive a two-year noncompete covenant. In the event of termination of the executive's employment for cause prior to a change in control by the Company, the executive's compensation and benefits shall be as determined under the Company's applicable benefit plans and policies.

    In addition, the Company has entered into change in control agreements with Messrs. Moroz, Merry and Palkovich, officers of the Company named in the Summary Compensation Table. Within 24 months following a change in control, if the executive is terminated by the Company without cause or by the executive with good reason (including termination by the executive regardless of reason within the 60-day period immediately following the first anniversary of the change in control and including death or disability within one year after a change in control), the executive is entitled to receive a lump sum payment equal to two times his annual salary, a bonus equal to the greater of the average of the bonuses for the last three years and the target bonus for the current year assuming 100% payout, plus the target bonus for the current year assuming 100% payout pro-rated for the portion of the year prior to termination, continued participation in the Company's benefits plans for two years, outplacement services, a lump sum payment for the value of forfeited stock incentives, a lump sum payment for the unvested portion of all other deferred benefits and a full gross-up payment for excise taxes. Following a change in control, if the executive's employment is terminated by the Company with cause or by the executive without good reason (other than as described above), the executive's compensation and benefits shall be as determined under the Company's applicable benefits plans and policies. In the event of a change of control the executives have agreed not to compete with the Company for a period of one year regardless of the reason for termination. In addition, the executives have made certain nonsolicitation and nondisparagement agreements for a three-year period following termination prior to a change in control and for a one-year period following termination after a change in control.

    The vesting of outstanding stock options accelerates in the event of a change in control. None of the obligations of the Company under any employment, severance or change in control agreement are funded obligations.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company's Compensation Committee (the "Committee") is composed of the following three directors who are not executive officers of the Company: Stephen
J. Hemsley, Harold Roitenberg and Joel N. Waller. The Committee is authorized to review compensation arrangements for the executive officers of the Company and to administer the Company's Option Plan including the award of option grants under the Option Plan. In determining compensation for executive officers, the Committee considers base salary, bonus and stock incentives in constructing a total compensation package that will provide base salary at a level consistent with comparable companies and reflect normal average percentage increases, bonuses for achieving performance results that are expected to enhance the value of the Company's Common Stock and stock incentives which encourage retention of executive officers and provide them with long-term rewards which are consistent with the interests of the Company's shareholders.

BASE SALARY

    The following general factors are taken into consideration in determining annual base salaries for the executive officers: (i) recommendations from the Chairman of the Board, President and Chief Executive Officer, (ii) compensation survey information provided by an independent compensation consulting firm in late 1996 (the "Survey") which included salary information for growth companies, catalog and mail order companies and catalog merchant companies, and (iii) the level of compensation required to attract new executive officers to the Company. No specific weighting is assigned to specific factors by the Committee. The catalog and mail order companies identified in the Survey include five of the nine companies included in the Peer Group Index described under the caption "Comparative Stock Performance." The catalog and mail order companies identified in the Survey were selected on the basis of comparable annual revenues.

    The Committee intends that base salaries of the executive officers be set on a basis that is competitive with mail order catalog, membership services and other growth companies comparable to the Company in terms of expected annual revenues. The Committee believes that base salary levels are competitive if they approximate the level of average base salaries for comparable companies. In December 1996, the Committee increased the base salaries of Messrs. Moroz and Richards for 1997 to $200,000 based on information in the Survey and in recognition of their prior performances and the level of their increased responsibilities at the Company. In October 1997, Messrs. Moroz and Richards each received salary increases to $250,000 in recognition of their promotions to Senior Vice Presidents of the Company. In January 1998, Messrs. Merry and Palkovich each received salary increases to $175,000 in recognition of past performances and the level of their increased responsibilities at the Company. The Committee believes that the established level of compensation for these executive officers met the overall objectives established by the Committee and were within the compensation range based on the responsibilities of the executive officers.

INCENTIVE COMPENSATION

    In December 1996, the Committee adopted an incentive plan to provide a bonus pool for eligible employees, including executive officers, based on achievement of established performance levels targeting pre-tax income for the year ended December 31, 1997. Based on achievement of the established performance target for 1997, the executive officers were entitled to receive incentive compensation expressed as a percentage of the executive officer's annual base salary. To the extent actual performance in 1997 exceeded the established performance target, the incentive compensation would be increased based on a formula related to the amount by which actual performance exceeded the established performance target, but in no event would the incentive compensation exceed the following percentage of annual base salary: 100% for the Chief Executive Officer, 90% for each Senior Vice President and 80% for each Vice President. The Committee retained the discretion to modify the income target to take into account special factors that affected 1997 performance and extraordinary circumstances, as the Committee deemed appropriate. Based on 1997 results, no bonuses were earned under the 1997 management incentive plan.

    In January 1998, the Committee adopted an incentive plan to provide a bonus pool for eligible employees, including executive officers, based on achievement of established performance levels targeting pre-tax income for the year ended December 31, 1998. Based on achievement of the established performance target for 1998, the executive officers will be entitled to receive incentive compensation expressed as a percentage of the executive officer's annual base salary. To the extent actual performance in 1998 exceeds the established performance target, the incentive compensation will be increased based on a formula related to the amount by which actual performance exceeds the established performance target, but in no event will the incentive compensation exceed the following percentage of annual base salary: 100% for the Chief Executive Officer, 90% for each Senior Vice President and 80% for each Vice President. The Committee retains the discretion to modify the income target to take into account special factors that may affect 1998 performance and extraordinary circumstances, as the Committee deems appropriate.

STOCK INCENTIVES

    The Compensation Committee believes that stock options are an integral part of the compensation package of the Company's executive officers. By granting options at current market prices and providing for vesting of the options over a period of years, the Committee believes that stock options can be used to attract new executive officers, to retain their services and to align directly the interests of the executive officers and shareholders in the long-term performance of the Company and the appreciation of its Common Stock. The Committee has granted options to attract new executive officers, as it did for Mr. Richards in 1995 and Mr. Merry in 1996. The Committee also grants additional stock options to executive officers when they are promoted or assume significantly increased responsibilities, or to recognize significant contributions to the Company. During 1997, the Committee granted the following options to the executive officers named in the Summary Compensation Table:
29,500 shares of Common Stock to Mr. Moroz and 30,000 shares of Common Stock to Mr. Richards in October 1997 in connection with their promotions to Senior Vice Presidents. In January 1998, the Committee granted non-statutory options on 400,000 shares of Common Stock to Mr. Cohn in recognition of his outstanding contributions to the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mark A. Cohn is a founder of the Company and has been the Chief Executive Officer of the Company since its inception in 1986. In recognition of Mr. Cohn's importance to the Company as well as his knowledge of the operations and business of the Company, the Committee approved an employment agreement with Mr. Cohn in August 1992, which was subsequently amended and extended in July 1995 and restated in January 1998. See "Employment Contracts, Severance and Change in Control Arrangements." The employment agreement provides that Mr. Cohn will be employed as Chairman, President and Chief Executive Officer for a rolling term of three years. Under the agreement, Mr. Cohn's minimum annual base salary is $475,000 per annum, the level established for 1997. Neither Mr. Cohn or any other executive officer received a bonus under the 1997 management incentive plan described above. Mr. Cohn is eligible to participate in the Company's 1998 management incentive plan described above.

OTHER INFORMATION

    In 1993, Section 162(m) of the Internal Revenue Code was adopted which, beginning in 1994, imposes an annual deduction limitation of $1.0 million on the compensation of certain executive officers of publicly held companies. The Committee does not believe that the Section 162(m) limitation will materially affect the Company in the near future based on the level of the compensation of the executive officers and, if the limitation would otherwise apply, the Committee could defer payment of a portion of the incentive compensation to remain under the $1.0 million annual deduction limitation.

   Stephen J. Hemsley     Harold Roitenberg, Chairman       Joel N. Waller
 Compensation Committee     Compensation Committee      Compensation Committee

                         COMPARATIVE STOCK PERFORMANCE

    The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the period beginning December 31, 1992 on a five year annual basis until December 31, 1997 with the cumulative total return of the Nasdaq Stock Market Total U.S. Return Index (the "Nasdaq (U.S.) Index") and the cumulative total return of a peer group index (the "Peer Group Index") constructed by the Company as described more fully below, over the same period, assuming an initial investment of $100 on December 31, 1992.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            NASDAQ (U.S.) INDEX   PEER GROUP INDEX     DAMARK
12/31/92                $ 100.00           $ 100.00    $ 100.00
12/31/93                $ 114.80           $ 210.21    $ 313.79
12/31/94                $ 112.21           $ 131.10    $ 113.79
12/31/95                $ 158.70           $ 108.81    $ 103.45
12/31/96                $ 195.19           $ 130.50    $ 131.03
12/31/97                $ 239.53           $ 163.93    $ 134.48

    The following table reflects the value of a $100 investment made on December 31, 1992 as shown in the above graph as of December 31:

                                                     1993       1994       1995       1996       1997
                                                   ---------  ---------  ---------  ---------  ---------
DAMARK...........................................  $  313.79  $  113.79  $  103.45  $  131.03  $  134.48
NASDAQ (U.S.) Index..............................     114.80     112.21     158.70     195.19     239.53
Peer Group Index.................................     210.21     131.10     108.81     130.50     163.93
                                                   ---------  ---------  ---------  ---------  ---------
                                                   ---------  ---------  ---------  ---------  ---------

    The Peer Group Index includes the following companies in the mail order catalog business based on total weighted market capitalization: Artistic Greetings, Inc.; Fingerhut Companies, Inc.; Hanover Direct, Inc.; INMAC Corp.; Lands' End, Inc.; Lillian Vernon Corp.; National Media Corp.; Spiegel, Inc. and Williams-Sonoma, Inc. The members of the Peer Group were selected by the Company because each operates in a similar mail order catalog environment and sells products in similar categories. For 1997, the Peer Group Index does not include INMAC Corp., which was acquired by another company during 1996 and is no longer a separate public company. The Company believes that the exclusion of INMAC for 1997 does not materially impact the trend of the Peer Group Index.

                            SECTION 16(a) REPORTING

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during 1997 until the date of this proxy, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                                 PROPOSAL NO. 2
              APPROVAL OF AMENDMENTS TO DAMARK INTERNATIONAL, INC.
                       1991 STOCK OPTION PLAN, AS AMENDED

    In March 1991, the Board of Directors adopted the Damark International, Inc. 1991 Stock Option Plan (the "Option Plan") and amended the plan in January 1992. In January 1992, the Company's shareholders approved the plan as amended. In January 1994, the Board of Directors approved amendments to the plan including
(a) an increase in the number of shares of Common Stock reserved for issuance under the plan from 600,000 shares to 900,000 shares in order to provide a sufficient number of shares for future grants, (b) the imposition of a per-employee limitation on the number of shares for which options may be granted under the plan of 150,000 shares during any calendar year in order to comply with performance-based requirements under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and (c) certain changes to comply with the current requirements of Rule 16b-3 of the Securities and Exchange Commission. In May 1994, the Company's shareholders approved the plan as amended. In December 1996, the Board of Directors approved an amendment to the plan to increase the number of shares of Common Stock reserved for issuance under the plan from 900,000 to 1,200,000 shares in order to provide sufficient number of shares for future grants. In April 1997, the Company's shareholders approved the plan as amended. In July 1997, the Board of Directors amended the plan to provide for vesting of granted stock options in the event of a change of control, as defined below. In January 1998, the Board of Directors approved an amendment to the Option Plan to permit new options to be granted under the Option Plan with respect to shares as to which options have been exercised and to increase the number of shares of Common Stock reserved for issuance under the plan from 1,200,000 to 1,600,000 shares in order to provide sufficient number of shares for future grants.

    The Option Plan is being submitted for approval by the Company's shareholders because shareholder approval is required in accordance with the Option Plan for the amendments to the Option Plan which the Board of Directors approved in July 1997 and January 1998. In addition, Section 162(m) of the Code requires shareholder approval of stock option plans in order for the plan to be a "performance based" plan and, therefore, not be subject to the $1.0 million deductibility limit on compensation to each of the executive officers named in the Summary Compensation Table.

GENERAL

    The purpose of the Option Plan is to provide incentives to key employees of the Company who are expected to contribute materially to the success of the Company, to provide a means of rewarding performance and to enhance the interest of such key employees in the Company's continued success and progress by providing them a proprietary interest in the Company. Directors of the Company who are not also employees are not entitled to receive options under the Option Plan. As of February 19, 1998, 63 employees held options granted under the Option Plan for an aggregate of 936,249 shares of Common Stock at exercise prices ranging from $5.00 to $21.25 per share. No options may be granted under the Option Plan after March 19, 2001.

ADMINISTRATION

    The Compensation Committee of the Board of Directors (the "Committee") is responsible for the administration of the Option Plan. The Committee must be comprised of directors who are not eligible to receive grants under the Option Plan and are "disinterested persons" within the meaning of Rule 16b-3 of the Securities and Exchange Commission. The Committee has general authority and discretion to determine the employees to whom and the time or times at which options may be granted, and the number of shares to be subject to each option; provided that the Committee may not grant options under the Option Plan of more than 150,000 shares of Common Stock to any employee during any calendar year. In addition, the Committee may prescribe the terms applicable to each grant of an option. The Committee is currently comprised of the following three directors:
Messrs. Hemsley, Roitenberg and Waller.

TERMS AND CONDITIONS OF OPTIONS

    Either incentive stock options ("ISOs") within the meaning of Section 422A of the Code or non-qualified options may be granted under the Option Plan. The purchase price of shares of Common Stock subject to options granted under the Option Plan is determined by the Committee, but shall not be less than 100% of the fair market value of the Company's Common Stock on the date the option is granted for ISOs and not less than 85% of the fair market value on the date the option is granted for non-statutory options. An option granted under the Option Plan vests at such rate and upon such conditions as the Committee determines at the time the option is granted or may thereafter modify or waive. An option may be exercised only while the optionee is an employee for the Company or any of its subsidiaries or, in the event of a termination of employment other than by death or disability, within ninety (90) days after termination of employment (but not later than the expiration of the term of the option). Upon the death or disability of an optionee, the optionee or optionee's legal or personal representative or beneficiaries may exercise an option to the extent exercisable by the optionee within one hundred twenty (120) days after the optionee's death or disability (but not later than the expiration of the term of the option). In the event any option is exercised or expires or is canceled, surrendered or terminated without being exercised, the shares subject to such option will again be available for options under the Option Plan.

CHANGE OF CONTROL

    Upon a change of control, all shares of Common Stock subject to options granted under the Option Plan vest and become immediately exercisable. A change of control shall be deemed to occur if (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended, except that such term shall not include the Company or any of its subsidiaries, any employee benefit plan of the Company or a subsidiary, Mark A. Cohn or any entity which reports beneficial ownership fo the Company's outstanding securities on Schedule 13G pursuant to Regulation 240.13d-1 promulgated under the Exchange Act) becomes a beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the voting power of all of the Company's then outstanding securities, (ii) a merger, consolidation or other corporation reorganization of the Company is consummated and the shareholders of the Company immediately prior to the consummation of such transaction own less than 50% of the voting power of the outstanding shares of the entity resulting from such transaction immediately after the consummation of such transaction, or
(iii) all or substantially all of the assets or business of the Company are sold.

PAYMENT

    Payment for shares of Common Stock purchased upon the exercise of an option under the Option Plan must be made in full at the time the option is exercised by (i) payment in cash, (ii) delivery of shares of the Company's Common Stock which have been owned for at least six months valued at their then fair market value, or (iii) payment by the optionee's broker from the sale or loan proceeds for such shares or any other securities the optionee may have in his account with the broker.

TAX CONSEQUENCES

    INCENTIVE STOCK OPTIONS. Under the present federal tax regulations, there will be no federal income tax consequences to either the Company or the optionee upon the grant of an ISO, nor will an optionee's exercise of an ISO result in the federal income tax consequences to the Company. Although an optionee will not realize ordinary income upon exercise of an ISO, the excess of the fair market value of the shares of Common Stock acquired at the time of exercise over the exercise price will constitute an "item of tax preference" within the meaning of Section 57 of the Code and, thus, may result in the imposition of the "alternative minimum tax" pursuant to Section 55 of the Code on the optionee. If an optionee does not dispose of the shares of Common Stock acquired through the exercise of an ISO within two (2) years from the date of grant and within one
(1) year of the exercise of the ISO, any gain realized upon a subsequent disposition of such shares will constitute long-term capital gain to the optionee at a capital gain rate of 28%; the capital gain rate is reduced to 20% if the shares are held eighteen months from the date of exercise or if the shares are sold by an estate or trust. If an optionee disposes of such shares within two (2) years from the date of grant or within one (1) year of the date exercised of the ISO, an amount equal to the lesser of (i) the excess of the fair market value of such shares on the date of exercise over the exercise price, or (ii) the actual gain realized upon such disposition will constitute ordinary income to the optionee in the year of disposition. Any additional gain upon such disposition will be taxed as short-term capital gain. The Company will receive a deduction in an amount equal to the amount constituting ordinary income to the optionee.

    NON-QUALIFIED OPTIONS. Under the present federal income tax regulations, there will be no federal income tax consequences to either the Company or the optionee upon the grant of a non-qualified option under the Option Plan. However, the optionee will realize ordinary income upon the exercise of a non-qualified option in an amount equal to the excess of the fair market value of the shares of Common Stock acquired upon exercise of such option over the exercise price, and the Company will receive a corresponding tax deduction. The gain, if any, realized upon subsequent disposition of such shares will constitute short-term or long-term capital gain, depending upon the optionee's holding period.

OUTSTANDING OPTIONS

    As of February 19, 1998 options were outstanding under the Option Plan for the executive officers named in the Summary Compensation Table included in this Proxy Statement as follows: Mark A. Cohn: 100,000 shares at $9.00 per share (options on 400,000 shares of Common Stock granted January 30, 1998 were not granted under the Option Plan); Arlyn J. Lomen: 90,000 shares at $6.625 per share; Kent A. Arett: 50,000 shares at $21.25 per share, 30,000 shares at $10.00 per share and 20,000 shares at $5.875 per share; Rodney C. Merry: 35,000 shares at $9.00 per share and 25,000 shares at $12.75 per share; Jeff G. Palkovich:
8,000 shares at $5.00 per share (options on 65,000 shares of Common Stock granted in 1990 were not granted under the Option Plan); Michael D. Moroz: 3,000 shares at $5.00 per share, 20,000 shares at $5.875 per share, 7,500 shares at $7.75 per share, 30,000 shares at $14.50 per share and 29,500 shares at $13.625 per share; and George S. Richards: 60,000 shares at $7.50 per share and 30,000 shares at $13.625 per share. The seven officers named in the Compensation Table together as a group have 538,000 shares at exercise prices ranging from $5.00 to $21.25 per share. Options are outstanding for 56 employees who are not officers for an aggregate of 398,249 shares at exercise prices ranging from $5.00 to $16.00. All options were granted at fair market value on the date of grant.

RECOMMENDATION BY BOARD OF DIRECTORS

    The Board of Directors unanimously recommends a vote FOR the proposal to approve the amendment to the Option Plan to permit new options to be granted under the Option Plan with respect to shares as to which options have been exercised and to increase the number of shares reserved for issuance from 1,200,000 shares to 1,600,000 shares.

                                 PROPOSAL NO. 3
                      APPOINTMENT OF INDEPENDENT AUDITORS

    Arthur Andersen LLP has been the Company's auditors since 1990 and have been recommended by the Board of Directors to be the Company's independent auditors for the year ending December 31, 1998. A representative of Arthur Andersen LLP will be present at the Annual Meeting, afforded the opportunity to make a statement and available to respond to questions.

    The Board of Directors unanimously recommends a vote FOR the proposal to ratify the appointment of Arthur Andersen LLP as the independent auditors for the Company for the year 1998.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

    Any proposal intended to be presented for action at the Annual Meeting of Shareholders in 1999 by any shareholder of the Company must be received by Kim
H. Plahn, Secretary, 7101 Winnetka Avenue North, Minneapolis, Minnesota 55428 not later than November 13, 1998, in order for such proposal to be included in the Company's Proxy Statement and form of proxy for the Annual Meeting of Shareholders in 1999. The Company shall not be required to include in its Proxy Statement and form of proxy for the Annual Meeting of Shareholders in 1999 any shareholder proposal which does not meet all of the requirements then in effect for inclusion.

                                 OTHER MATTERS

    The Board of Directors does not intend to present to the Annual Meeting any other matters not referred to above and does not presently know of any matters that may be presented to the Annual Meeting by others. However, if other matters come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

    A copy of the Annual Report of the Company for the year ended December 31, 1997, has also been mailed under this cover to each shareholder. Additional copies of the Annual Report, the Notice of Annual Meeting, the Proxy Statement and the accompanying Proxy may be obtained by writing DAMARK Investor Relations at the offices of the Company.

    The cost of preparing, assembling and mailing this Proxy Statement, the notice, the form of Proxy and other material which may be sent to the shareholders will be borne by the Company. In addition, directors, officers and regular employees of the Company, at no additional compensation, may solicit proxies by telephone, facsimile, telegram or in person. Upon request, the Company will reimburse brokers and other persons holding shares for the benefit of others for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of the Company's Common Stock to give proxies.

    In order to assure the presence of the necessary quorum at the Annual Meeting, please sign and mail the enclosed Proxy promptly in the envelope provided. No postage is required if mailed within the United States. The signing of the Proxy will not prevent you from attending the meeting and voting in person, should you so desire.

    THE DAMARK INTERNATIONAL, INC. ANNUAL REPORT ON FORM 10-K, ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE, UPON WRITTEN REQUEST TO INVESTOR RELATIONS, DAMARK INTERNATIONAL, INC., 7101 WINNETKA AVENUE NORTH, MINNEAPOLIS, MINNESOTA 55428. Copies of exhibits to Form 10-K may be obtained upon payment to the Company of the reasonable cost incurred in providing such exhibits.

                                          By Order of the Board of Directors

                                          /s/ Kim H. Plahn

                                          Kim H. Plahn
                                          SECRETARY

March 10, 1998

                           DAMARK INTERNATIONAL, INC.
                           7101 WINNETKA AVENUE NORTH
                          MINNEAPOLIS, MINNESOTA 55428

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Mark A. Cohn and Kim H. Plahn, and each of them, as Proxies, each with the power to appoint his or her substitute, and thereby authorizes such Proxies to represent and to vote, as designated below, all the shares of Class A Common Stock of DAMARK International, Inc., held of record by the undersigned on February 19, 1998 at the Annual Meeting of Shareholders to be held on April 15, 1998 or any adjournment thereof.

1.   ELECTION OF  FOR all nominees listed    WITHHOLD AUTHORITY
     DIRECTORS    below                      TO VOTE FOR ALL NOMINEES
                  (EXCEPT AS MARKED TO THE   LISTED BELOW / /
                  CONTRARY BELOW) / /

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

--------------------  ----------------------------  ----------------------------
    Mark A. Cohn           Stephen J. Hemsley              Ralph Strangis

   All nominees will serve for a term of three years expiring at the Annual Meeting of Shareholders to be held in 2001.

     PROPOSAL TO APPROVE THE AMENDMENT TO THE DAMARK INTERNATIONAL,
2. INC. 1991 STOCK OPTION PLAN to permit new options to be granted under the Option Plan with respect to shares as to which options have been exercised and to increase the number of shares reserved for issuance from 1,200,000 shares to 1,600,000 shares.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP as independent auditors of the Company.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                          (CONTINUED ON REVERSE SIDE)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                              __________________________________
                                                          Signature
                                              __________________________________
                                                  Signature if held jointly
                                              Dated: ___________________________

                                              PLEASE MARK, SIGN, DATE AND RETURN
                                              THE PROXY CARD PROMPTLY USING THE
                                              ENCLOSED ENVELOPE.